UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026 (April 28, 2026)
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

As previously reported, multiple putative class action lawsuits were filed in 2024 and 2025 against Atkore Inc. and one or more of its subsidiaries (together, the "Company") and several other manufacturers of extruded PVC pipe and conduit products. In September 2024, those cases were centralized in the U.S. District Court for the Northern District of Illinois (the "Court") in a case captioned In re PVC Pipe Antitrust Litigation (the "Class Action Litigation").

On April 28, 2026, the Company entered into settlement agreements (the "Settlement Agreements") with two of the three putative classes in the Class Action Litigation — the Direct Purchaser Plaintiffs ("DPP Plaintiffs") and the Non-Converter Seller Purchaser Plaintiffs ("NCSP" Plaintiffs) (together, the "DPP and NCSP Plaintiffs"), individually and on behalf of the putative DPP and NCSP Plaintiff class members. The Settlement Agreements remain subject to preliminary and final approval by the Court. The claims of the End User Plaintiffs, the third putative class in the Class Action Litigation, remain pending.

Under the Settlement Agreements, the Company has agreed to pay (i) an aggregate of $72.5 million into a settlement fund to settle all claims asserted, or that could have been asserted, by the DPP Plaintiffs against the Company and (ii) an aggregate of $64 million into a settlement fund to settle all claims asserted, or that could have been asserted, by the NCSP Plaintiffs against the Company, in each case relating to the alleged conduct at issue in the Class Action Litigation. If the Settlement Agreements are preliminarily approved by the Court, the settlement payments will be made on or about 21 days thereafter. The settlement amounts are inclusive of the recovery amount for class members, any fees for the DPP and NCSP Plaintiffs’ counsel, and the costs of administering the settlement. The DPP and NCSP Plaintiffs have agreed to file their motions seeking preliminary approval of the Settlement Agreements as soon as practicable.

The settlement for the DPP and NCSP Plaintiffs will be reflected as a non-operating expense in the quarter ended March 27, 2026. The Company anticipates utilizing available cash on-hand to fund these settlement payments. These settlements are not expected to have a material adverse effect on the Company’s liquidity or leverage metrics (i.e., gross debt to Adjusted EBITDA and net debt to Adjusted EBITDA).

The execution of the Settlement Agreements does not constitute an admission by the Company of any fault or liability, and the Company does not admit fault or liability. The claims asserted in the Class Action Litigation are directed at a number of participants across the industry, including several other manufacturers of PVC pipe and conduit, and are premised on alleged coordinated conduct within the industry. The Company believes resolving these matters now is in the best interests of the Company and will allow it to avoid the costs and distraction of protracted litigation with the DPP and NCSP Plaintiffs and maintain focus on executing its business objectives. The Company also believes the settlements reduce meaningful legal uncertainty and risk associated with complex antitrust litigation, including potential exposure under joint and several liability principles.

There can be no assurance as to the ultimate outcome of the Class Action Litigation with respect to the Company, including no assurance that the Settlement Agreements will be approved by the Court or that any revised settlement terms, if applicable, will be finalized by the parties and approved by the Court. If the Settlement Agreements are not approved by the Court or they otherwise do not become final and non-appealable, the Company plans to vigorously defend itself in both putative class actions. The Company believes there are defenses, both factual and legal, to the allegations against it. Further, there can be no assurances that the Company will seek to reach or conclude settlement(s) with the remaining putative class in the Class Action Litigation or any other pending antitrust litigation or governmental investigations.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

104	Inline XBRL for the cover page of this Current Report on Form 8-K

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "shall," "should," "would," "could," "seeks," "aims," "projects," "is optimistic," "intends," "plans," "estimates," "anticipates" or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control.

We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this Current Report on Form 8-K.

A number of important factors, including, without limitation, the risks and uncertainties disclosed in the Company’s filings with the SEC including but not limited to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: April 29, 2026